Exhibit 10.1

[English Translation]

China Banking Association Syndicated Loan Contract

(Contract # HUKAI 2022 Syndicated 001)

[Microvast Power Systems Co., Ltd.]

(as Borrower)

[Bank of China, Huzhou Branch]

(as Lead Arranger)

[China Construction Bank, Huzhou Branch]

(as Co-Lead Arranger)

[Bank of China, Huzhou Branch]

[China Construction Bank, Huzhou Branch]

[Bank of Huzhou,Co.]

[China Zheshang Bank, Huzhou Branch]

(as Lender)

and

[Bank of China, Huzhou Branch] (as Agent)

Fixed Assets Syndicated Loan Contract for 4GWh Annual Production Li-ion Batteries and Systems Project
[27 September 2022]

Table of Contents
Title                                                                                           Page number

This Contract is entered into among the following parties on [27 September 2022] in [Huzhou City]:

1.[Microvast Power Systems Co., Ltd.] as Borrower, (“Borrower”)

Registered address:	2198 HongFeng Road, South TaiHu New District, HuZhou, ZheJiang Province
Legal representative:	Zhu, Kui
2.[Bank of China, Huzhou Branch] as Lead Arranger, (“Lead Arranger”)

Registered address:	208 Renmin Road, HuZhou, ZheJiang Province
Responsible person:	Xu, Haifeng
    [China Construction Bank, Huzhou Branch] as Co-lead Arranger (“Lead Arranger”)

Registered Address:	118 HongQi Road, HuZhou, ZheJiang Province
Responsible person:	Sun, Bin
3.The following financial institution, as Agent (“Agent”)

[Bank of China, Huzhou Branch]
Registered address:	208 Renmin Road, HuZhou, ZheJiang Province
Responsible person:	Xu, Haifeng

4.The following financial institutions, as Lenders ("Original Lenders")

[Bank of China, Huzhou Branch]
Registered address:	208 Renmin Road, HuZhou, ZheJiang Province
Responsible person:	Xu, Haifeng
[China Construction Bank, Huzhou Branch]
Registered address:	118 HongQi Road, HuZhou, ZheJiang Province
Responsible person:	Sun, Bin
[Bank of Huzhou, Co.]
Registered address:	268 HongQi Road, HuZhou, ZheJiang Province
Responsible person:	Zhou, Ge
[China Zheshang Bank, Huzhou Branch]
Registered address:	28 Jin Se Shui An #1700 Er Huan Bei Lu, Huzhou, ZheJiang Province
Responsible person:	Wang, Zhenqian

Whereas:
A.On [12 December 2006], the Borrower was formally registered with its initial registered capital of [US$16,000,000] and paid-in capital of [US$16,000,000].

B.For the needs of [4GWh Annual production Li-ion Batteries and Systems Project], the Borrower intends to raise the fixed asset loan from the Original Lenders.
After friendly and equal negotiation, all parties have signed this contract based on their true intentions as follows:
1.Definition and Construction
1.1    Definition
In this Contract:

Guarantee Contract	means a [/] guarantee contract signed between the Guarantor and the Agent on [/].
Guarantor	means [/].
Fiscal Year	means a period commencing from and including January 1 of each calendar year to and including December 31 of that calendar year.
Participation Proportion	means, with respect to each Lender, the ratio of that Lender's then-current Commitment to the then Total Commitment.

Commitment
means:
1.in relation to an Original Lender, its Initial Commitment minus the amount of its participation in any outstanding Loans minus its share of Commitments that canceled or transferred under this Contract; or
2.in relation to any Transferee, the Commitment transferred to it pursuant to Article 18 (transfer) minus the amount of its participation in any outstanding Loans, minus its share of Commitments that canceled or transferred under this Contract.

Initial Commitments	means the initial commitment amount of each Original Lender as indicated in the Article 2 (Facility) of this Contract and Annex 1 of this Contract (Lenders' Initial Commitment).
Pledgor	means [Microvast Power Systems Co., Ltd.]
Lender	means the Original Lender and/or the Transferee.
Interest Rate	means, in relation to each Loan, the annual interest rate specified in Article 5.1 (Interest Rate) of this Contract.
Outstanding Loan	means the Loans have already been borrowed and not yet been repaid by the Borrower.
Loans	means the principal of any loans that have been borrowed or will be borrowed under this Contract.
Loan Account	means the bank account listed in Annex IV of this Contract (Accounts of Parties) as Loan Account.
Agent	means [Bank of China, Huzhou Branch] or Successor Agent.
Agent Account	means the bank account listed in Annex IV of this Contract (Accounts of Parties) as Agent Account.
Security Documents	means Guarantee Contract/Maximum Guarantee Contract, Mortgage Contract/Maximum Mortgage Contract and/or Pledge Contract/Maximum Pledge Contract.
Security Providers	means Guarantor, Mortgagor and/or Pledgor.
Security Interest
means to any mortgage, pledge, lien, deposit or any agreement or arrangement that with an effect of purpose of security (whether or not such agreement or arrangement is created or interpretated under PRC law).

Mortgage Contract	means three mortgage contracts (with contract NO. of # HuKai 2022 C113, #HuKai 2022 C114 ,# HuKai 2022 C115 respectively) signed by the Mortgagor and the Agent on 1 September 2022.
Mortgagor	means [Microvast Power Systems Co., Ltd.]

Majority Lenders	means a Lender or Lenders whose participation in the Total Amount equals to or is more than [60]%.
Default Interest Rate	means Late Default Interest Rate and/or Misappropriation Default Interest Rate.
Fee Letter	means the fee letter signed between the Borrower and the relevant parties in connection with the transaction contemplated hereunder.
Interest Payment Date	means (ticking √ for yes, ticking x for not) [√] [the next day of the last day of each Interest Period] [x] [the last day of each Interest Period].
Indebtedness
means any obligation owed by the Borrower (whether incurred as principal or as surety) for the payment or repayment of money, in whatever nature or form, whether actual or contingent, unmatured or matured.

AIC	means the State Administration for Industry and Commerce, local Administrations for Industry and Commerce and/or their branches.
Repayment Date	means the dates of repayment of the loan listed in Article 6 (Repayment) of this Contract.
LPR	means the one-year RMB Loan Prime Rate shown as annual rate, formulated, adjusted and published from time to time by the National Interbank Funding Center.
Benchmark Interest Rate	means the one-year RMB lending benchmark rate shown as annual rate, calculated and published by the National Interbank Funding Center on each Business Day.
Interest Settlement Date
means, (ticking √ for yes, ticking x for no)
[x] monthly, the Interest Settlement Date will be the 20th day of each month;
[√ ] quarterly, the Interest Settlement Date will be the 20th day of the last month of each quarter;
[x] Interest will be paid in one lump sum together with the repayment of principal, the Interest Settlement Date will be the maturity date;
[x] Other dates: refer to [/].

Borrower's Counterparty Accounts	means the bank accounts as notified by the Borrower to the Agent.

Handling Bank
means the handling branch/department of each Syndicate Bank that will perform this Contract as stated hereunder, including the changed Handling Bank in accordance with Article 18.9 (Change of Handling Bank).

Accounting Standards	means accounting standards that comply with PRC laws and regulations and are generally accepted in PRC.
Interest Rate Determination Date
means, for each Loan, (i) its Disbursement Date, and (ii) from such Disbursement Date (ticking √ for yes, ticking x for no. Ticking x in all boxes if a fixed interest rate is adopted):
[x] the [/] day of each month from the day on which the National Interbank Funding Center adjusts the LPR;
[x] the [/] day of the last month of each quarter from the day on which the National Interbank Funding Center adjusts the LPR;
[x] the [/] day of [/] month of each year from the day on which the National Interbank Funding Center adjusts the LPR;
[x] the next day of each Interest Settlement Date;
[x] the day on which the National Interbank Funding Center adjusts the LPR;
[√] Other dates, refer to [each anniversary of the first disbursement date].

Interest Period	means the period determined in accordance with Article 5.3 (Interest Period) of this Contract.
Potential Event of Default	means any event or circumstance that (with the expiry of the cure period, issuing of notice, making of any decision and/or occurrence of similar events) would constitute an Event of Default.
PBOC	means the People's Bank of China.
RMB	means the lawful currency of PRC.
Finance Documents	include this Contract, any Fee Letters, each Security Document and each Transfer Certificate (if any) and any other Finance Documents designated as such by the Agent and the Borrower.
Effective Date	has the meaning given to it in Article 27(Effective) of this Contract.

Taxes	means taxes, fees, tariffs, withholding taxes or other taxes and fees of a similar nature levied by the tax, fiscal or other administrative authority of any jurisdiction and any penalties and interests payable for late payment of the foregoing.
Taxation Bureau	means the State Taxation Administration, local Taxation Administrations and/or their branches.
Availability Period	means the period from the Effective Date of this Contract to and including 9 June 2023.
Disbursement Date
means each date on which the Loan is to be made as specified in Article 4.1(Withdrawal) of this Contract. If the actual Disbursement Date is not the date on which the Loan is to be made as set out in the Disbursement Request, the Disbursement Date shall be the date on which the Loan is disbursed to the Loan Account.

Event of Default	means each event or circumstance listed in Article 15.1 (Event of Default) of this Contract.
Credit Deterioration Event	means any event or circumstance listed in item 4 to 11 of Article 15.1 (Event of Default) of this Contract.
Confirmation Letter	means a confirmation letter signed and delivered by the Borrower substantially in the form and contents as stated in Annex II (Form of Confirmation Letter) of this Contract.
Project	means [4GWh Annual Production Li-ion Batteries and Systems Project].
Information Memorandum
means an information memorandum in respect of the [Fixed Assets Syndicated Loan for 4GWh Annual Production Li-ion Batteries and Systems Project of Microvast Power Systems Co., Ltd.] prepared by the Lead Arrangers entrusted by the Borrower on [•], 2022.

Permitted Indebtedness
means any of the following Indebtedness of the Borrower:
1.any Indebtedness incurred under the Finance Documents;
2.any Indebtedness permitted by the Agent (acting on the instructions of the Majority Lenders).

Permitted Investment	means any of the following investment made by the Borrower: 1.any investment approved by the Agent (acting on the instructions of the Majority Lenders).

Business Day
means a day (other than a Saturday or Sunday (excluding any Saturday or Sunday that is adjusted to become a working day in accordance with relevant state rules) or other public holidays) on which each Syndicate Bank is open for general corporate business.

Syndicate Bank	means the Lead Arrangers, each of the Lenders and/or Agent.
Syndicate Bank Account	means the bank account of each Syndicate Bank listed in Annex 4 (Accounts of Parties) of the Contract.
Pledge Contract	means a pledge contract in respect of [/]signed by the Pledgor and the Agent on [/].
Material Adverse Effect
means any material change of the Borrower or any Security Providers in the legal status, asset condition, financial condition or business condition which, as reasonably determined by the Majority Lenders, have had or will have material adverse effect on their capacity of fully performing their respective obligations under any of the Finance Documents.

PRC	means the People's Republic of China, for the purpose of this Contract, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.
Certified Public Accountants	means [/]or other certified public accountants with good credit standing that are qualified to practice in PRC.
Transfer Certificate
means the transfer document signed and delivered by the Transferor, the Transferee and the Agent substantially in the form and contents as stated in Annex III (Form of Transfer Certificate) of this Contract.

Total Commitments	means the sum of Commitment of all Lenders.
Total amount	means the sum of the Total Commitment and the Outstanding Loan.

1.2   Construction
In this Contract:
1.    the table of contents and headings are for ease of reference only, and shall not affect interpretations of any terms of this Contract.
2.    "assets" include any present or future, tangible or intangible, asset, property, revenue, profits, account receivables and other various interests.
3.    a "person" includes any individual, company, partnership, enterprise or other organization (whether it has a legal personality or not) or other legal entity.

4.    an Event of Default is "continuing" if it has occurred and not been eliminated, nor has it been fully remedied or waived in accordance with this Contract.
5.    a "month" means a period commencing from a day of a calendar month and ending on the corresponding day of the next calendar month; provided, however, if there is no such corresponding day in the next calendar month, ending on the last day of the next calendar month.
6.     "closure", "dissolution", "liquidation", "bankruptcy", "reorganization", "reconciliation" or "reconsolidation" of any person include any same or similar legal proceedings under the laws of jurisdictions of its incorporation or its business operation place, "entering into" such legal proceedings includes initiating such legal proceedings by its own resolutions or at any other person's application.
7.    reference to a party to this Contract or any other person includes its legal successors and assignees.
8.    This Contract, any other agreement or document include themselves and any amendments, modifications, substitutions, or supplements made thereto in accordance with respective terms thereunder.
2.Facility
All the Lenders agree to make available to the Borrower a medium / long-term loan facility in an aggregate amount up to RMB [800,000,000.00] yuan (In words: RMB [Eight hundred million] yuan) in accordance with the terms hereof.
The Initial Commitment of each Original Lender is shown in Annex I of this Contract (Lenders' Initial Commitment).
3.Purpose
3.1 The Borrower shall apply the proceeds of each Loan to [the 4GWh Annual Production Li-ion Batteries and Systems Project], provided that the application of the proceeds of Loans shall comply with the relevant laws, regulations, policies, and the relevant rules of Lenders.
3.2 The Borrower shall use the proceeds of each Loan for the purpose specified in this Contract, and the Borrower shall not change the purpose of the Loans without the prior written consent of the Agent (acting on the instructions of Majority Lenders).
3.3 Notwithstanding the provisions of Clause 5 of Article 4.3 and Clause 12 of Article 14.1 (Positive Covenants) of this Contract, each Syndicate Bank shall bear no obligation to the Borrower for the actual purpose of the Borrower’s use of proceeds of each Loan.
4.Disbursement
4.1    Disbursement
1.    Subject to Article 4.2 and Article 4.3 below, the Borrower shall borrow the Loan as below:
Before [9 June 2023], the Borrower shall utilise the facility in an amount of RMB [Eight hundred million] (the exact amount shall be subject to the borrowing certificate).

2.    The above disbursement schedule can be changed upon the written request of the Borrower and subject to the consent of the Agent (acting on the instructions of all Lenders).
4.2    Conditions of the first disbursement
1.    Prior to [15] days before the above-mentioned first disbursement date, the Borrower has provided to the Agent with the following documents and signed a Confirmation Letter prepared in the form and contents as stated in Annex II (Form of Confirmation Letter) of this Contract. The Agent has confirmed to the Borrower and each Lender that it has received the following documents and the Majority Lenders are satisfied with the form and substance of such documents. The Agent shall promptly notify the Borrower and each Lender of its receipt of such documents. If this condition is not met, the Borrower is not allowed to utilise the facility.
(1) an original copy of each duly signed and effective Finance Document.
(2) a Confirmation Letter signed by the legal representative or authorized signatory of the Borrower, and an original or a copy of each of the following documents (in the case of copy, the Borrower or (if applicable) the Security Provider shall affix its company chop on the copy:
1) the latest corporate business licenses of the Borrower and each Security Provider indicating their unified social credit code, issued by the AIC.
2) the shareholder agreement or joint venture contract of the Borrower and each Security Provider (including any supplements and amendments thereto) (if any).
3) the latest articles of association of the Borrower and each Security Provider (including any supplements and amendments thereto).
4) a list of current [members/directors] of the [board of directors]/[other competent internal authority] of the Borrower and each Security Provider and a signature specimen of each [such director] and the chief finance officer.
5) identity documents of the legal representative of the Borrower and each Security Provider.
6) a capital verification report issued by a Certified Public Accountant confirming that the Borrower's registered capital has been fully paid in accordance with its articles of association.
7) resolutions passed by the Borrower's [shareholders' meeting]/[board of directors]/[other competent internal authority] approving the followings:

(a) approving the terms of the Finance Documents to which it is a party and its entry into and performance of such Finance Document.
(b) authorizing the relevant person to sign the Finance Documents to which it is a party on its behalf; and
(c) authorizing the relevant person to sign all documents and notices under the Finance Documents to which it is a party on its behalf.
8) resolutions passed by the [shareholders' meeting]/[board of directors]/[other competent internal authority] of each Security Provider approving the followings:
(a) approving the terms of the Security Documents to which it is a party and its entry into and performance of such Security Document.;
(b) authorizing the relevant person to sign the Security Documents to which it is a party on its behalf; and
(c) authorizing the relevant person to sign all documents and notices under the Security Documents to which it is a party on its behalf .
9) identity documents and signature specimen of the legal representative or authorized signatory of the Borrower and each Security Provider .
10) the latest annual report or audited financial statements of the Borrower and each Security Provider .
11) the actual progress materials of the Project confirmed in writing by the Agent (acting on the instructions of all Lenders).
12) documents evidence the authorizations or consent of the governmental authorities or other competent authorities as required for the Finance Documents and transactions contemplated thereunder.

(3) an original of legal opinions issued by [/] law firm to the Syndicate Banks in respect of the Finance Documents; and an original of a confirmation letter issued by [/] law firm confirming that the conditions precedent to the first disbursement have been satisfied.
(4) original of documents evidencing that the security under each Security Document has been registered.
(5) documents evidencing that all fees due and payable by the Borrower as stipulated in Article 17 (Fees and compensation) of this Contract have been fully paid.
(6) the Borrower shall provide application documents, environmental impact assessment documents, business license, property development qualification documents, construction land planning certificate, construction project planning certificate, construction permit, property ownership certificate in respect of the approval of the Project which are effective and comply with relevant laws; and obtaining of the above certificates shall comply with relevant laws.
(7) the Borrower shall provide the document certifying that the Borrower has already contributed its own RMB five hundred million to the Project
(8) the Borrower shall issue a letter, undertaking to grant mortgage over relevant real estate and equipment under the Project when they are available for mortgage.
(9) Huzhou SaiYuan Equity Investment Partnership (Limited Partnership) shall issue a letter, undertaking that (i) it will extend the due date for its RMB five hundred million industry fund loan to a date post the full repayment of syndicated loan in 2026, (ii) without consent of the syndicate, such industry fund loan shall not be repaid earlier than the full repayment of the syndicated loan.
2.    The Agent shall provide all Lenders with copies of all the documents listed in above Clause 1 within [10] Business Days upon its receipt of such documents (the Agent shall conduct a pro forma examination of these condition precedent documents provided by the Borrower and confirm that the form of each such document meets the requirements set out in the above Clause 1). All Lenders must inform the Agent if the documents are accepted with [5] Business Days upon their receipt of these documents.
3.    Once the conditions of first disbursement as set out in this Article were met, the Agent shall promptly inform the Borrower that it may issue the first Disbursement Request.
4.    The Agent shall send a copy of the Disbursement Request to all Lenders within [10] Business Days upon its receipt of each Disbursement Request and notify all Lenders their respective Participation Proportion and amount for each such Loan.
5.    The Agent shall properly keep the originals of each Finance Document and relevant documents for disbursement.
4.3    Conditions of each disbursement
After the following conditions are met, each Lender shall disburse the proceeds of each Loan through the Agent in accordance with its Participation Proportion and pursuant to Article 8.1 (Disbursement) of this Contract:
1.     On the scheduled Disbursement Date of each Loan, all representations made by the Borrower in Article 13 (Representation) of this Contract remains true and accurate by reference to the facts and circumstances then existing.

2.     No Event of Default or Potential Event of Default has occurred or is existing, and this disbursement will not result in any Event of Default or Potential Event of Default.
3.     No circumstance specified in Clause 2 of Article 5.2 and Clause 4 of Article 8.2 occurs.
4.     Equity fund of this Project is in place prior to or in proportion to the disbursement of proceeds of the Loan, and the actual progress of the Project matches the invested amount.
5.     The Agent has received the supporting documents and vouchers which evidence the purpose of the loan in respect of various transactions in connection with the Project concerning goods, services and funds etc.
6.     No circumstance specified in Clause 2 of Article 7.4 of this Contract occurs.
5.Interest
5.1    Interest Rate
    Floating rate, starting from the actual disbursement date (or the first disbursement date if the loan is disbursed by instalments), x every day/ √ every 12 month x every year (select one) will constitute a floating period, and the rate will be reset for each floating period. The reset day will be the first day of the next floating period, i.e. the commencing date’s corresponding day of the calendar month of resetting (if no corresponding day in that calendar month, the last day of that calendar month); if the floating period is one day, the resetting day will be the next day (i.e. next floating period).
    For each disbursement:
√ RMB lending floating rate
A.the applicable rate for the first period (from the first actual disbursement date to the end of the first floating period) will be the latest √ one year / x 5+ year LPR published by the National Interbank Funding Center one Business Day before the first actual disbursement date √Plus x Minus (chose one) 115 bps

B.on the resetting date, together with other disbursements, the rate will be reset as the latest √ one year / x5+ year LPR published by the National Interbank Funding Center up to one Business Day before the reset date √Plus x Minus (chose one) 115 bps, which will apply to that current floating period.

If the National Interbank Funding Center no longer publishes the LPR and the Interest Rate for the Loan cannot be determined on the Interest Rate Determination Date, the Borrower and the Agent ( acting on the instructions of all Lenders) shall determine the interest rate for such Loan as below:

1.the Agent shall promptly notify the Borrower and each Lender (“Notice of Replacement of Rate”).

2.Within 3 Business Days upon request of the Agent (acting on the instructions of the Majority Lenders) after the Borrower receives the Notice of Replacement of Rate, the Borrower and all Lenders shall negotiate on adjustment of the applicable Interest Rate of relevant Loans in relevant Interest Periods. The agreed adjusted Interest Rate shall apply to relevant Loans in relevant Interest Periods.

5.2    Default Interest Rate
3.If the Borrower fails to pay any amount due and payable in accordance with this Contract, interest shall accrue on such due and unpaid amount at a rate of [150% of applicable Interest Rate] (“Late Default Interest Rate”) from the due date up to the full repayment of such amount.

4.If the Borrower misappropriates any proceeds of any Loan, interest shall accrue on such misappropriated proceeds of Loan at a rate of [200% of applicable Interest Rate] (“Misappropriation Default Interest Rate”) from the date of the misappropriation up to the elimination of the misappropriation.

5.If both the Late Default Interest Rate and the Misappropriation Default Interest Rate applies to any proceeds of Loans, the higher one shall apply.

6.The provisions in connection with the Interest Rate as set forth in Article 5.3 shall also apply to the interest accrued based on the Late Default Interest Rate or the Misappropriation Default Interest Rate (“Default Interest”), meaning that, the first Interest Period commencing from the date on which any amount under this Contract is due and unpaid, and ending on (but excluding) the immediate following Interest Settlement Date. If the Borrower fails to pay the Default Interest on the Repayment Date, in the next Interest Period, the compound interest will accrue on such Default Interest (deemed as principal) at a rate of the Late Default Interest Rate or the Misappropriation Default Interest Rate accordingly.

7.The Lenders' right to charge Default Interest shall not affect the Lenders' other rights or remedies provided by any Finance Documents or applicable law.
5.3    Interest Period
1.Until the Loans are fully repaid, interest shall accrue within a number of consecutive periods (“Interest Periods”) on the Loans. Unless otherwise provided hereunder, each Interest Period is a period of [3] months.

2.Under this Contract:
(1) The first Interest Period of each Loan shall start from (and including) its Disbursement Date and end on (and excluding) the immediate following Interest Settlement Date.
(2) The Loans disbursed after the first disbursement shall be combined with the existing Loans on the end of their respective first Interest Period.
(3) Each Interest Period (other than the first Interest Period) of each Loan shall start from (and including) the previous Interest Settlement Date and end on (and excluding) the immediate following Interest Settlement Date.
(4) The last Interest Period of the Loans shall end on (and excluding) the last Repayment Date.
3.If an Interest Payment Date is not a Business Day, the Interest Payment Date shall instead be the immediate following Business Day in that calendar month (if there is one) or be the immediate preceding Business Day in that calendar month (if there is not) / instead be the immediate preceding Business Day.
5.4    Calculation of interest
1.The interest and/or Default Interest in respect of any Loans under this Contract shall accrue and be calculated on daily basis based on the number of days lapsed at the daily interest rate/daily default interest rate; daily interest rate/daily default interest rate = corresponding annual rate/360.
2.The Agent shall determine the applicable Interest Rate in accordance with this Contract on each Interest Rate Determination Date, and promptly notify the Borrower and each Lender after the determination.
5.5    Payment of interest
1.The Borrower shall pay the interest calculated in accordance with this Contract on each Interest Payment Date.
2.The Agent shall notify the Borrower of the amount of interest and/or Default Interest payable on each Interest Payment Date on [5th] Business Day (or earlier) prior to that Interest Payment Date.
6.Repayment
6.1    Loan Term
1.Term of the loans under this Contract is a period commencing from (and including) the first Disbursement Date/Effective Date ending on (and including) [December 10, 2026], [5] years in total (“Loan Term’) . The Borrower shall fully repay all amount owed by it under this Contract in accordance with this Contract by the end of the Loan Term.
2.Any extension of the Loan Term shall be approved by all Lenders.

6.2    Repayment
The Borrower shall make repayment on each Repayment Date according to the following repayment schedule.

Repayment Date	Ten Thousand Yuan
6/10/2023	3000
12/10/2023	7000
6/10/2024	10000
12/10/2024	10000
6/10/2025	10000
12/10/2025	10000
6/10/2026	15000
12/10/2026	15000

The repayment amount shall be finally determined based on the ratio between the disbursement amount and the total facility amount; the loans shall be repaid to each Lender in proportionate to their respective disbursement amount. If the cash flow of the Project is better than expected, the parties may negotiate on prepayment.
6.3    Debt Service Reserve Account
The Borrower shall open a debt service reserve account with the Agent within [15 days]. All income under the Project shall first be deposited into this account and then may be used by the Borrower. The balance in this debt service reserve account shall not be less than [the total of principal and interests to be repaid for the current period] starting from the [5th] day prior to the first Repayment Date.
If the Borrower fails to repay any amount due and payable in full and on time in accordance with this Contract, the Agent has the right to directly deduct the relevant funds from the debt service reserve account for repayment.
7.Prepayments and Cancellations
7.1    Voluntary prepayment
1.If the Borrower intends to prepay all or part of the Outstanding Loans, it shall submit a prepayment notice (“Prepayment Notice”) to the Agent [30th] Business Days prior to the prepayment (or earlier) and obtain the written consent from the Agent (acting on the instructions of the Majority Lenders).
2.The Prepayment Notice shall include the amount and date of the proposed prepayment.
3.In case of prepayment of part of the Outstanding Loans, the amount of prepayment shall be no less than RMB [30,000,000.00]yuan (in words: RMB [thirty million] yuan) and shall be in integer multiples of RMB [30,000,000.00] yuan (in words: RMB [thirty million] yuan) or other amounts agreed by the Agent (acting on the instructions of the Majority Lenders).
4.The prepayment date shall be an Interest Payment Date.
5.All interest and/or Default Interest accrued on the prepaid principal up to the prepayment date shall be repaid together with the prepaid principal.
6.The prepaid amount shall be applied to repayment of the principal of the Outstanding Loans [in order] in accordance with the maturity sequence of the relevant Outstanding Loans listed in Article 6 (Repayment) of this Contract, i.e. [the Loan that becomes due earlier shall be repaid earlier].
7.Any prepaid amount cannot be utilized again.
8.The Borrower has no right to cancel any Prepayment Notice it has issued; the Borrower shall make the prepayment on the date of prepayment stated in the Prepayment Notice.
9.The Borrower shall pay the prepayment fee to each Lender through the Agent upon the prepayment. The prepayment fee shall be calculated as below: [/].
7.2    Voluntary cancellation
1.if the Borrower intends to cancel all or part of the Total Commitments, it shall submit a notice of cancellation to the Agent ("Cancellation Notice") at least [30] Business Days prior to the proposed cancellation date and obtain a written consent from the Agent (acting on the instructions of the Majority Lenders).
2.The Cancellation Notice shall include the amount and date of the proposed cancellation.
3.If the Borrower proposes to cancel part of the Total Commitments, the canceled amount should be no less than RMB [30,000,000.00] yuan (in words: RMB [thirty million] yuan) and should be in integer multiples of RMB [30,000,000.00] yuan (in words: RMB [thirty million] yuan).
4.Cancellation will take effect on the cancellation date stated in the Cancellation Notice, which shall be a Business Day within the Availability Period.
5.If the Total Commitments are canceled, from the date on which the cancellation takes effect, the Commitment of each Lender will be pro rata reduced.
6.The Borrower shall fully pay all the commitment fees due and payable in accordance with Clause 2 of Article 17.1 (Fees) of this Contract on the date of cancellation.
7.Any canceled Total Commitments shall not be reinstated.
8.The Borrower has no right to cancel any Cancellation Notices it has given.

7.3    Automatic cancelation
Unless otherwise agreed by the parties to this Contract, upon expiry of the Availability Period, all the then remaining Total Commitments that have not been utilized will be automatically canceled, and the Commitment of each Lender will also be canceled at the same time. Any such canceled Total Commitments and Commitments shall not be reinstated.
7.4    Compulsory cancellation
1.The Commitment of the Lender Affected by Change in Law shall be canceled in accordance with Article 11 (Changes in Law) of this Contract.
2.If there is a change of control of the Borrower:
(1) The Borrower shall promptly notify the Agent of the change of control after becoming aware of the change of control;
(2) No Lender shall be obligated to provide a Loan for any utilisation; and
(3) The Agent (acting on instructions of all Lenders) shall, after giving at least 10 Business Days' prior notice to the Borrower, require the Borrower to prepay the loans and cancel the Total Commitments, and all loans under the Finance Documents shall become due and payable on the date specified in the notice.
“Change of control” mentioned above refers to [a change/adjustment of the controlling shareholder of the Borrower].
8.Payment
8.1    Disbursement of proceeds of loans
Each Lender which participates in a disbursement of a Loan, it shall remit its proportional amount in that Loan to the Agent Account before [16:00] (Beijing time) on the scheduled Disbursement Date.
If any Lender fails to remit its proportional amount in a Loan to be disbursed, the Borrower should still draw the amount remitted by other Lenders according to the Disbursement Request.
Each Lender shall remit its proportional amount in a Loan to be disbursed in accordance with its Participation Proportion. For the purpose of facilitating the performance of this Contract, all Lenders may, through negotiation, agree on an alternative arrangement of participation proportion of Lenders in the Loans under this Contract, provided that such alternative arrangement shall not affect the total amount of Loans that shall be disbursed by the Lenders to the Borrower hereunder.
8.2    Payment of proceeds of loans
1.In any of the following circumstances, the entrusted payment approach shall be adopted by the Lenders. The entrusted payment approach means that the Agent, according to the Borrower’s payment entrustment, remits the relevant proceeds of Loans to the Loan Account on the

Disbursement Date, and such proceeds of Loans will be immediately paid to the Borrower's Counterparty Accounts:
(1) amount of single payment exceeds 5% of the total investment of the Project;

(2) amount of single payment exceeds RMB 5,000,000 (in words: RMB five million); or

If the entrusted payment approach is adopted, the Borrower shall submit relevant documents evidencing the purpose of the Loan to the Agent prior to the disbursement of relevant Loans, and the Agent (at its own discretion) will disburse the Loan after its examination and approval. No Syndicate Bank is responsible for the authenticity and legality of the underlying transaction under the entrusted payment.
2.Except those situations specified in the above Clause 1, the self-payment approach may be adopted, provided that the Borrower shall submit its plan of use of proceeds in advance. The self-payment approach means that the Agent disburses the Loan to the Loan Account, and the Borrower then makes payment by itself to other persons which are the Borrower’s transaction counterparty conforming to the requirements hereunder. The Borrower shall report to the Agent the overall payment status of proceeds of Loans by [/] of each month.
3.In the event that the self-payment approach is adopted, after the Effective Date, if any of the following circumstances occur, the Agent may (acting on the instructions of Majority Lenders) change the self-payment approach to entrusted payment approach:
(1) There is a decline in Borrower's credit status;
(2) The progress of the Project fails to match the progress of the use of funds;
(3) The Borrower fails to pay the proceeds of the Loans in the manner provided hereunder.
4.After the Effective Date, the Agent (acting on the instructions of the Majority Lenders) has the right to stop the disbursement of the relevant Loans if:
(1) The Borrower, breaching this Contract, divides one single payment into several payments to avoid adoption of the entrusted payment approach;
(2) The progress of the Project fails to match the progress of the use of funds.
8.3    Payment by Borrower
The Borrower shall pay any amount due and payable under this Contract to the Agent Account before [15:00] (Beijing time) on the due date of such amount.

8.4    Payment by Agent
1.The Agent shall disburse the relevant proceeds of Loans received by it in accordance with Article 8.1 (Disbursement of proceeds of loans) to the Loan Account before [16:00] (Beijing time) on each Disbursement Date and make payment in accordance with Article 8.2 (Payment of proceeds of loans). The Agent is obliged to notify each Lender of the payment status of such Loan.
2.The Agent shall pay the relevant fees received by it pursuant to Article 8.3 (Payment by Borrower) to each Syndicate Bank Account in accordance with the order and proportion set forth in Article 8.5 (Payment order) before [16:00] (Beijing time) on the date of the Agent’s receipt of the relevant fees.
3.If the entrusted payment approach is adopted and the entrusted payment is not successfully completed by the Agent due to the reason that the relevant payment information and transaction documents provided by the Borrower are untrue, inaccurate and incomplete, the Agent shall not be liable for the failure to complete the entrusted payment obligation in a timely manner and the Borrower's repayment obligations under this Contract will not be affected.
4.If the bank of the Borrower’s Counterparty Account returns any payment, as a result of which the Agent cannot pay the proceeds of Loans to the Borrower’s counterparty in a timely manner, the Agent shall not be held responsible for the failure of payment, and the Borrower’s repayment obligations under this Contract will not be affected. The Borrower hereby authorizes the Agent to freeze the funds returned by the bank of the Borrower’s Counterparty Account. In this case, the Borrower shall re-submit the payment entrustment and relevant documents evidencing the purpose of use of proceeds, upon the Agent’s examination and approval (at its own discretion), the Agent will pay the proceeds of Loans to the Borrower’s Counterparty Account through the Loan Account.
8.5    Payment order
Unless otherwise required by laws and regulations, the Agent shall allocate the fees it receives under Article 8.3 (Payment by Borrower) in the following order:
1.paying any agency fees due and payable under Article 17.1 (Fees) and reimburse the Agent its reasonable costs and expenses incurred in the process of performing the Finance Documents;
2.paying any arrangement fee due and payable under Clause 17.1 (Fees);
3.paying any commitment fee due and payable under Article 17.1 (Fees) in accordance with each Lender’s Participation Proportion;
4.paying any interests (including but not limited to any compound interest and default interest) due and payable under this Contract to each Lender according to its proportion of the proceeds of Loans actually disbursed to the Borrower;
5.paying any principal due and payable under this Contract to each Lender according to its proportion of the proceeds of Loans actually disbursed to the Borrower; and
6.paying other amounts due and payable under this Contract.
8.6    Pre-funding
1.The Agent may (but is not obliged to) pre-fund any payment for any party to this Contract.
2.If, in accordance with this Contract, any sum should be paid to any party to this Contract through the Agent on a day, and the Agent does not actually receive the sum on that day on which the Agent makes the payment, then upon request of the Agent, the party that has received the payment from the Agent shall immediately return the payment to the Agent, as well as any interests accrued on such payment from (and including) the date on which the Agent to (and including) the date on which the payment is returned, at the rate of [interest rate applicable to the syndicated loan].
8.7    Payment currency
Unless otherwise agreed by the parties, any payment under this Contract shall be paid in RMB.
8.8    Set-off
The Borrower shall make any payment under this Contract without set-off.
8.9    Non-Business Days
If the due date of any payable amount is not a Business Day, the payment date of such payable amount shall instead be the immediate following Business Day in that calendar month (if there is one) or be the immediate preceding Business Day in that calendar month (if there is not) / instead be the immediate preceding Business Day.
8.10    Application
1.Unless otherwise provided by Clause 4 of this Article, if any Syndicate Bank (“Receiving Bank”) receives any due and payable amount from the Borrower by any means other than those stipulated in Article 8.3 (Payment by Borrower), the Receiving Bank shall notify the Agent on the date of receipt of such payment (the "Distributable Funds") and transfer such Distributable Funds to the Agent as soon as possible.
2.If the Receiving Bank transfers the Distributable Funds to the Agent in accordance with the above Clause 1, it shall be deemed that the Borrower has not paid the Receiving Bank such amount.
3.The Agent shall regard the Distributable Funds it receives in accordance with the above Clause 1 as being paid by the Borrower, and shall pay the Distributable Funds to each Syndicate Bank Account in accordance with Clause 2 of Article 8.4 (Payment by Agent).

4.Clauses 1 to 3 above do not apply to any of the following payment:
(1) any money received by the Lender for transfer or sub-participation pursuant to Article 18 (Transfer); or
(2) any sums received by a Syndicate Bank in litigation or arbitration against the Borrower for disputes arising hereunder, provided that the following conditions are met: (i) it has notified other Syndicate Banks in advance, and (ii) other Syndicate Banks do not participate in such litigation or arbitration or expressly indicate that they will not participate in such litigation or arbitration within [10] Business Days after receiving such notice.
9.Taxes
9.1    Taxes
Unless otherwise expressly required by laws and regulations, any payment made by the Borrower to any of the Syndicate Banks (whether it is the actual beneficiary or only a payee who will then pay the amount to another person) in accordance with this Contract shall be the net amount, containing no Taxes.
9.2 Stamp duty
The Borrower and each Syndicate Bank shall respectively bear the stamp duty related to the Finance Documents in accordance with laws and regulations.
10.Increased Costs
10.1    Notice of increased costs
After the Effective Date, if any following costs (“Increased Costs”) of any Lenders (“Lenders Affected by Increased Costs”) incurred or to be incurred as a result of (i) the introduction of, the implementation of or any change in (or in the interpretation of) any applicable law or regulation and/or (ii) compliance with the requirements of the central bank, fiscal, tax, financial regulatory or other administrative authority having jurisdiction over them:
1.increased costs or the additional costs incurred due to the execution or performance of the Finance Documents;
2.reduction of any amount received or receivable under the Finance Documents; and/or
3.Increased costs or additional costs incurred for its participation in the disbursement of any Loan, for its maintenance of or funding its Commitment or its participation in any Outstanding Loans, upon Lender Affected by Increased Costs becoming aware of such circumstances, it shall notify (“Increased Costs Notice”) the Agent in a timely manner, and explain in detail the reasons for the Increased Costs and the basis for calculation; the Agent shall notify the Borrower in a timely manner after receiving any Increased Costs Notice.

10.2    Compensation
Within [10] Business Days after the Borrower receives the Increased Costs Notice, the Borrower shall pay the Lenders Affected by Increased Costs through the Agent an amount equal to the Increased Costs, unless the Increased Costs are under any of the following circumstances, where the Borrower is not required to compensate for such Increased Costs:
1.The Borrower has made compensation in accordance with other provisions of the Finance Documents;
2.Increased Costs resulted from changes in the tax rate or calculation basis of Taxes to be levied on the total revenue or total profit of any Lender or any of its branches;
3.Increased Costs resulted from any failure of any Lender to comply with any applicable laws and regulations or any requirements of the central bank, fiscal, tax, financial regulatory or other administrative authorities having jurisdiction over it;
4.Increased Costs resulted from a decline in any Lender's own credit status; and/or
5.Increased Costs resulted from any Lender's transactions under any documents that are not Finance Documents.
11.Change in law
11.1    Notice of change in law
After the Effective Date, if it is or will become unlawful or constitute a violation of regulatory requirements for any Lender (“Lender Affected by Change in Law”) to continue performing the Finance Documents, to participate in disbursement of any Loans or to maintain or fund its Commitment or maintain its participation in any Outstanding Loans as a result of (i) the introduction of, the implementation of or any change in (or in the interpretation of) any applicable law or regulation and/or (ii) compliance with the requirements of the central bank, fiscal, tax, financial regulatory or other administrative authority having jurisdiction over them, then the Lender Affected by Change in Law shall notify the Agent as soon as possible upon it becoming aware of such circumstances (“Notice of Change in Law”), and shall explain in detail the reasons and basis for such illegality or violation of regulatory requirements. The Agent shall notify the Borrower as soon as possible after receiving any Notice of Change in Law.
11.1Cancellation and prepayment
1.After the Borrower receives the Notice of Change in Law, the Commitments of Lenders Affected by Change in Law shall be cancelled immediately and automatically.
2.The Borrower shall, within [10] Business Days after receiving a request from Lenders Affected by Change in Law, prepay to Lenders Affected by Change in Law its participation in any Outstanding Loans and the interests accrued thereon.
3.Lenders Affected by Change in Law are not obliged to pay any fines or fees to the Borrower due to cancellation of the Commitments and prepayment in accordance with this Article.
12.Mitigation of losses
12.1    Mitigation of losses
Under any of the following circumstances, the affected Syndicate Bank shall negotiate in good faith with the Borrower and other Syndicate Banks, and shall make reasonable efforts to mitigate the impact of such circumstances. However, the obligations of the Borrower under the Finance Documents shall not be relieved or reduced by this Article:
1.The Borrower shall compensate any Lender for any Increased Costs in accordance with Article 10 (Increased Costs);
2.The Borrower shall prepay any Lender in accordance with Article 11 (Change in law); and/or
3.Any Commitments shall be canceled in accordance with Article 11 (Change in Law).
Actions to be taken by any Syndicate Bank under this Article include without limitation:
(a) changing its Handling Bank;
(b) transferring its Commitment or participation in the relevant Outstanding Loans to any other persons who will not be affected by the circumstances set out in this Article; and/or
(c) applying for any exemption, relief, tax refund or forbearance.
12.2    Limitation of obligations
1.If an Event of Default or a Potential Event of Default has occurred, or any Syndicate Bank reasonably determines that its business, operation or financial condition will be affected by any actions taken by it in accordance with Article 12.1 (Mitigation of losses), such Syndicate Bank is not obliged to take such actions.
2.The Borrower shall compensate the relevant Syndicate Bank for any reasonable costs and expenses incurred by the Syndicate Bank for taking any actions in accordance with Article 12.1 (Mitigation of losses).
13.Representation
On the Effective Date, each Disbursement Date and each Interest Payment Date, the Borrower makes the following representations to each Syndicate Bank:
1.Legal status
Each of the Borrower and the Security Providers is a legal person duly incorporated and validly existing in accordance with the laws of jurisdiction of its incorporation.
2. Capacity

Each of the Borrower and the Security Providers has necessary capacity of civil conduct and capacity of civil rights to own its assets, conduct its business and execute and perform the Finance Documents to which it is a party.
3. Corporate authorization
Each of the Borrower and the Security Providers has obtained all corporate authorizations for its execution and performance of the Finance Documents to which it is a party, such authorizations are completely valid and such Finance Documents have been duly signed by its legal representative or authorized signatory.
4. Authorization
Each of the Borrower and the Security Providers has obtained all necessary approval, license, consent, registration and filing required for it to legally own its assets, conduct its business, and execute and perform documents, and these approval, license, consent, registration and filing are completely valid.
5. Report of registration information
Each of the Borrower and the Security Providers has submitted its annual reports in accordance with the requirements of relevant laws, and the Borrower and the Security Providers have not been put onto the blacklist of enterprises of abnormal operations or the blacklist of enterprises of serious violation of laws.
6. Validity
Obligations of each of the Borrower and the Security Providers under the Finance Documents to which it is a party are legal, valid and binding on it.
7. Violation of law or other documents
Each of the Borrower and the Security Providers’ entry into and performance of the Finance Documents to which it is a party does not, and will not, violate or conflict with any of the following:
(1)any contract, agreement or other documents binding on it or its assets;

(2)its shareholder agreement, articles of association and other corporate governance documents; and/or

(3)any laws and regulations.
8. Litigation and arbitration
No court litigation, arbitration, administrative proceedings, enforcement proceedings of or before any court or administrative agency or other similar proceedings against any of the Borrower and the Security Providers which have or might have a Material Adverse Effect on its performance of Finance Documents to which it is a party has or have been started or threatened.
9. Liquidation and bankruptcy events
No closure, dissolution, liquidation, bankruptcy, reorganization, reconciliation, reconsolidation or similar proceedings against any of the Borrower and the Security Providers have been initiated (whether by itself/themselves or other persons).

10. Event of default
No Event of Default has occurred or exists.
11. Compliance
Each of the Borrower and the Security Providers complies in all respects with all laws and regulations applicable to it and does not violate any laws and regulations related to its business and operations.
12. Pari passu ranking
Creditor’s rights of the Syndicate Bank against the Borrower (or, as the case may be, each Security Provider) under the Finance Documents rank at least pari passu with creditor’s rights of other unsecured and non-mandatorily-preferred creditors of the Borrower (or, as the case may be, each Security Provider).
13. Judicial immunity
In any judicial proceedings, the Borrower and the Security Providers and their respective assets shall not have any immunity or privilege with respect to prosecution, judgement, execution, property preservation or other proceedings.
14. Information disclosure
(1)On the date of issuance of the Information Memorandum, the information disclosed in the Information Memorandum is true, complete, and accurate in all material respects, and no information that has or may have any Material Adverse Effect is omitted.

(2)From the date of issuance of the Information Memorandum, there has been no circumstance that has, or may have, any Material Adverse Effect on the legal status, business condition, financial condition, or asset condition of the Borrower (and, if any, the Security Providers).

(3)The financial statements and reports recently provided by the Borrower to each of the Syndicate Banks are prepared in accordance with Accounting Standards, and fairly, truthfully, completely and accurately reflect the Borrower’s financial position on the date when such financial statements and reports were prepared, and no material Indebtedness, material income or material losses of the Borrower is omitted in such financial statements.
(4)All materials provided by the Borrower to the Syndicate Banks are true, complete, and valid.
15. No material adverse effects
There is no events or circumstances that have a Material Adverse Effect.
14.Covenants
The Borrower undertakes that, from the Effective Date to the date when all the obligations of the Borrower under this Contract are fully discharged: 1) The property and equipment of the Project will be mortgaged to the syndicate when they are available for the mortgage; 2) If the actual total investment amount is less than the estimate, the syndicated loan shall be reduced accordingly; if the actual total investment amount exceeds the estimate, the shortfall will be solved by the Borrower or its shareholders; 3) the Borrower shall ensure that the final total financing balance for the Project does not exceed RMB 800 million, and the final proportion of equity funds is not less than 45%; 4) Without the consent of the syndicate, the 500 million yuan industry fund loan provided by the Huzhou Saiyuan Equity Investment Partnership (Limited Partnership) shall not be reduced; 5) The income under the Project shall be collected to the participating lenders according to their financing proportion to ensure that principal and interest of the loan can be recovered in time as agreed; 6) If the income under the Project is not sufficient to repay the principal and interest of the syndicated loan, the Borrower shall make up with its own funds; 7) During the Loan Term, without the Lenders’ consent, all assets, rights and interests under the Project shall not be used for financing from or security to any third parties other than the syndicate 8) If it is found that the construction funds of the Project are diverted or misappropriated, or the assets and interests under the Project are used for financing from or security to any third parties other than the syndicate, the Lenders have the right to unconditionally declare the acceleration of the Loan and recover the principal and interests in a timely manner; 9) If the initial operation period of the Project expires and the Borrower fails to pass the output performance examination, the Lenders have the right to unconditionally declare the acceleration of the Loan and recover the principal and interests in a timely manner; 10) If the Borrower and any external investors have signed or will sign any agreement of any nature that may damage the creditors’ rights of Lenders in the syndicate, the Lenders have the right to require the Borrower to prepay all the syndicated loan.
14.1    Affirmative covenants
1. Pari passu ranking
Creditor’s rights of the Syndicate Bank against the Borrower (or, as the case may be, each Security Provider) under the Finance Documents rank at least pari passu with creditor’s rights of other unsecured and non-mandatorily-preferred creditors of the Borrower (or, as the case may be, each Security Provider).
2. Legal status and capacity
The Borrower shall (and shall cause each Security Provider shall) maintain its valid and continuous legal person status and validly existing, and ensure that it has the necessary capacity of civil conduct and capacity of civil rights to perform the Finance Documents to which it is a party.
3. Compliance
The Borrower shall (and shall cause each Security Provider shall) ensure in all respects compliance with any laws and regulations related to its business operations, including but not limited to laws and regulations in relation to environmental protection and tax, as well as laws, regulations, governmental rules and industrial regulatory rules in relation to energy conservation and emission reduction.
4. Authorisation

The Borrower shall (and shall cause each Security Provider shall) obtain all approvals, licenses, consents, registrations and filings necessary for its performance of the Finance Documents to which it is a party in a timely manner, comply with such authorizations and maintain such authorizations continuously and completely effective.
5. Business information submission
The Borrower shall (and shall cause each Security Provider shall) submit its annual reports to the AIC in a timely manner, and ensure that each of the Borrower and the Security Providers is not put onto the blacklist of enterprises of abnormal operations or the blacklist of enterprises of serious violation of laws.
6. Insurance
The Borrower shall insure its business and assets with a reputable insurance company and the insurance shall be the type of insurance usually insured by enterprises engaged in the same or similar business; the Borrower shall maintain such insurance continuously and completely effective and renew it in a timely manner.
7. Provision of information
(5)The Borrower shall, within 15 days after the end of each month, send to the Agent its financial statements (including schedules) for that month.

(6)The Borrower shall, within 30 days after the end of each quarter, provide the Agent with the financial statements (including schedules) for that quarter.

(7)The Borrower shall provide the Agent with its financial statements (including schedules) for the half Fiscal Year within 45 days after the end of each half Fiscal Year.

(8)The Borrower shall, within 90 days after the end of each Fiscal Year, provide the Agent with its annual financial statement (including schedules) audited by a Certified Public Accountant for the Fiscal Year, together with a certified copy of the professional accounting opinions issued by the Certified Public Accountant in respect of the financial statement.

(9)The Borrower shall (and shall ensure each Security Provider shall) ensure that its financial statements are prepared in accordance with applicable laws, regulations, and the Accounting Standards.

(10)The Borrower shall, within 10 days upon request of the Agent, provide the Agent with copies of all the approvals, licenses, consents, registrations and filings obtained by it (or, as the case may be, each Security Provider) under Clause 4 of Article 14.1 (Affirmative covenants).

(11)The Borrower shall, within 10 days upon request of the Agent, provide the Agent with copies of the insurance policies or insurance contracts of the various insurances it has purchased in accordance with Clause 6 of Article 14.1 (Affirmative covenants).

(12)If the Borrower provides photocopies of financial statements or other materials in accordance with this Article, it shall also provide a certificate signed by a director or chief financial officer of the Borrower and affixed with its official seal, certifying that the photocopies are consistent with the originals and the information disclosed is accurate, complete and up-to-date.

(13)Where the Borrower provides the financial statements specified in above items (2) and (3) of this Article, it shall also provide a certificate signed by a director or chief financial officer of the Borrower and affixed with its official seal, elaborating in detail the calculation basis and results of each financial indicator stipulated in Clause 9 of Article 14.1(Affirmative covenants).

(14)The Borrower shall provide the records and materials of the use of proceeds of Loans in accordance with the requirements of the Agent in a timely manner.

(15)All materials provided by the Borrower to each Syndicate Bank are true, complete and effective.
8. Notification obligation
In the event of any of the following circumstances, the Borrower shall promptly upon it being aware of such circumstances notify the Agent:
(1)The occurrence of any Event of Default or Potential Event of Default;

(2)Any court litigation, arbitration, administrative proceeding, enforcement proceeding of or before any judicial or administrative authorities or other similar proceedings against the Borrower or any Security Provider or raised by the Borrower or any Security Provider against other persons with a subject amount of RMB 10 million or more;

(3)Relevant information of affiliated transactions with a total amount of 10% of its net assets or more, including the related relationship of the parties to the transactions, subject and nature of the transactions, the transaction amount and corresponding proportion, pricing policies, etc.; and/or

(4)Any events that have or may have a Material Adverse Effect.
9. Financial indicator
The Borrower shall meet the following financial indicators: [/]
10. Equity fund
The Borrower shall ensure that the equity fund of the Project in an amount of RMB 500 million is in place before the disbursement of Loans, the remaining equity fund shall be injected in proportionate to disbursement of Loans and the equity fund is used in conjunction with the Loans.
11. Project progress
The Borrower shall ensure that the actual progress of the Project matches the amount invested.
12. Loan administration
The Agent may inspect and supervise the Borrower's use of each disbursement of Loan at any time, and the Borrower shall cooperate with the Agent in administration over payment of loan, post-loan administration and relevant inspections. The methods of inspection and supervision by the Agent include without limitation: i) requiring the Borrower to provide valid proof of the use of Loans; ii) conducting account analysis, voucher inspection or on-site investigation on the use of Loans; and iii) in other ways permitted by laws and regulations.
13. Security or Support
The Borrower and the Security Providers agree to provide each Lender with the following support or security:
(16)the mortgage created under the Mortgage Contract / Maximum Mortgage Contract.
(17)the pledge under the Pledge Contract / Maximum Pledge Contract;
14.2    Restrictions
1.Security interests
The Borrower shall ensure that, without consent of the Majority Lenders, no Security Interest will be created or exists on any of its assets, except the Security Interest created under the Security Documents.
2.Asset disposal
Without consent of the Majority Lenders and unless the proceeds obtained in such transactions shall be used to repay the syndicated loan in priority, the Borrower shall ensure that it will not sell, lease, assign, transfer or otherwise dispose of any of its material assets by a single transaction, multiple transactions or a series of transactions, except any sale or leasing of assets according to the plan of the project.
3. Divisions and mergers

Without consent of the Majority Lenders, the Borrower shall ensure that no merger, division, contracting operation or similar arrangement will take place.
4.Reduction of registered capital
Without consent of the Majority Lenders, the Borrower shall ensure that it will not reduce its registered capital.
5.Restrictions on dividend distribution
Under any of the following circumstances, the Borrower shall not distribute profits:
(1) the principal and interests of the syndicated loan have not yet been fully repaid.

6.Permitted Indebtedness
The Borrower shall not incur any Indebtedness other than the Permitted Indebtedness.
7.Permitted Investments
The Borrower shall not make any external investments other than the Permitted Investments.
8.Anti-Money laundering

(1) The Borrower undertakes to comply with the relevant requirements of anti-money laundering laws and regulations, fulfill the obligations of anti-money laundering and anti-terrorist financing, and be free from fraud, money laundering, terrorist financing and any other illegal acts, or other acts in violation of sanctions by PRC, the United Nations, the United States, the European Union, etc.

(2) The Borrower undertakes not to directly or indirectly use the Loans provided by the syndicate, on-lend or donate or provide in any other means the Loans provided by the syndicate to any subsidiary, joint venture partner or other individual or entity for fraud, money laundering, terrorist financing, violation of sanctions and other illegal acts, or used to finance entities sanctioned by the United Nations, PRC, the United States, and the European Union; in addition, the Borrower undertakes that it can provide relevant materials as required by the syndicate Arrangers, each Lender and/or the Agent.

15.Event of Default
15.1    Event of Default
Any of the following circumstances constitutes an Event of Default:
1.Misrepresentation

Any representation made by the Borrower under Article 13 (Representation) is untrue, inaccurate, incomplete, or misleading in any material respect.
2.Breach of contract or other obligations
The Borrower fails to comply with the obligations under Article 14 (Covenants) or fails to perform or comply with any other obligations in accordance with this Contract.
3.Payment default
The Borrower fails to pay any amount due and payable in the amount, currency, payment method and timeline as agreed hereunder.
4.Material payment default

The Borrower fails to pay any amount due and payable in the amount, currency, payment method and timeline as agreed hereunder for two consecutive times or three times in total.

5.Misappropriation of loans
The Borrower fails to apply any proceeds of Loans to the purpose agreed hereunder.
6.Cross default
The Borrower fails to repay any due Indebtedness with a total amount of RMB [1000] yuan or more.
7.Insolvency
(1). Any creditor of the Borrower declares a deferred repayment on any of the Borrower's Indebtedness with a total amount of RMB [1,000,000] Yuan or more.
(2). The Borrower and any of its creditors start discussions on debt restructuring arrangements such as deferred repayment on any Indebtedness with a total amount of RMB [1,000,000] Yuan or more.
(3). The Borrower stops or suspends payments to all its creditors, or becomes incapable, admits incapable, or is regarded or deemed incapable, of paying its due debts, or declares that it will not pay its due debts.
8.Liquidation and bankruptcy events
Any closure, dissolution, liquidation, bankruptcy, reorganization, reconciliation, reconsolidation or similar proceedings against any of the Borrower and the Security Providers have been initiated (whether by itself/themselves or other persons).
9.Enforcement events
Assets of the Borrower with a total market value or book value (whichever is lower) of RMB [30,000,000] yuan or more are sealed up, frozen, seized,

enforced, expropriated, confiscated or imposed by other similar measures, and such measures fail to be released within [90] Business Days.
10.Financial indicators
The Borrower fails to meet any of the financial indicators stipulated in Clause 9 (Financial indicators) of Article 14.1 (Affirmative Covenants).
11.Material Adverse Effects
Any event or circumstance with a Material Adverse Effect occurs.
12.Invalidity of Finance Documents
The Finance Documents become invalid or unenforceable.
15.2    Remedies of Syndicate Banks
1.Unconditional cancellation of Commitment
Each Lender has the right to automatically cancel its respective Commitment without any notice if any of Credit Deterioration Event occurs. Accordingly, the Agent has the right to automatically cancel the Total Commitments without any notice.
2.Notice
(1). If the Borrower or any Lender becomes aware of an Event of Default or any events or circumstances that it reasonably believes may constitute an Event of Default, it shall promptly notify the Agent.
(2). Upon receiving the aforesaid notice, the Agent shall promptly notify the Lenders.
(3). If the Agent becomes aware of any Event of Default from sources other than the Borrower’s notice, the Agent shall promptly notify the Borrower of such Event of Default after becoming aware of the Event of Default so that the Borrower can confirm and explain or take remedial measures, except the circumstance where the Agent enforces its right listed in Clause 1 (Unconditional cancellation of Commitment) of Article 15.2 (Remedies of Syndicate Banks).
3.Remedies
Where any Event of Default exists, the Agent (acting on the instructions of the Majority Lenders) may exercise one or more of the following rights. To avoid any doubt, if an Event of Default also constitutes a Credit Deterioration Event , each Lender may directly (instead of through the Agent) enforce the right set out in paragraph (3) below, and the Agent may also enforce the right set out in paragraph (3) below without instructions of the Majority Lenders.
(1) waiving the relevant Events of Default, or agreeing to remedy the relevant Events of Default ;
(2) declaring suspension of disbursement of any Loan; upon such declaration, disbursement of that Loan shall be immediately suspended;

(3) canceling all or part of the Total Commitments; upon such cancellation, the Commitments of each Lender shall be pro rata canceled, and the canceled Total Commitments shall not be reinstated;
(4) declaring acceleration of all or part of the Outstanding Loans, as well as all accrued interest, fees and other amount hereunder; upon such declaration, the above amount shall immediately become due and payable without any further notice from the Agent;
(5) requiring the Borrower to immediately provide additional security;
(6) enforcing the Security Documents; and/or
(7）exercising any other rights conferred by laws and regulations and this Contract.
4.Actions of the Agent
(1) The remedies listed in Clause 2 (Remedies) of Article 15.2 (Remedies of Syndicated Banks) or the right to initiate or proceed with any dispute resolution legal proceedings against the Borrower shall be exercised by the Agent. However, if the Agent fails to take such action as directed by the Majority Lenders, the relevant Syndicate Bank(s) may take such action by itself/themselves.
(2) Where any Event of Default exists, the Agent has the right to take any actions at any time that it deems necessary or reasonable to protect the rights and interests of each Syndicate Bank under this Contract.
5.Undertakings of each Syndicate Bank
(1) Each Syndicate Bank will not exercise its rights under this Contract in a manner that conflicts with the terms of this Contract.
(2) Each Syndicate Bank undertakes to other Syndicate Banks, unless otherwise expressly provided hereunder:
    1) It will not separately demand or accept any form of debt repayment from any person to settle any debt owed by the Borrower to the Syndicate Banks under this Contract; and/or
    2) It will not separately demand or accept any Security Interest or financial support in respect of any debt owed by the Borrower to the Syndicate Banks under this Contract.
6.Deduction
Where any Event of Default exists, each Syndicate Bank has the right to deduct the balance of any accounts opened by the Borrower with that Syndicate Bank (including any of its branches) and remit such deducted amount to the Agent for application in accordance with Article 8.10 (Application).
16.Relationship among Syndicate Banks

16.1    Appointment of Agent
1.All Syndicate Banks other than the Agent hereby appoint the Agent as their agent under this Contract and authorize the Agent to exercise the rights expressly conferred on the Agent by the terms of this Contract and all other reasonable accessory rights.
2.For the purpose of registration of security as agreed under the Security Documents, all other Syndicate Banks hereby authorize the Agent to directly sign supplementary or amendment agreements to the Security Documents with the relevant Security Providers in accordance with the principles set forth in this Contract and relevant facts, or to sign and deliver any Security Documents in the form required by the local registration authority, or to reasonably reduce the amount of secured obligations to satisfy the local registration authority’s internal requirement that the amount of secured obligations shall be lower than the appraised value of the collaterals.
16.2    Agency relationships
1.The relationship between the Agent and other Syndicate Banks is an agency relationship. As the agent of the syndicate, the main function of the Agent is to provide services to Lenders and protect the interests of the syndicate in accordance with this Contract. It shall perform the agreed duties diligently, dutifully, professionally and in accordance with the Contract to ensure that the agreed terms and the Lenders' instructions and authorizations can be effectively performed/implemented. The role of the Agent is administrative.
2.The Agent is not an agent of the Borrower in any respects.
16.3    Responsibilities of the Agent
1.Within [10] Business Days after the Agent’s receipt of the originals or copies of any documents provided by one party for it to forward to the other party, the Agent shall forward such documents to the other party; unless otherwise provided hereunder, it is agreed that the Agent is not responsible for reviewing the adequacy, accuracy or completeness of the form and contents of any such documents that it forwards.
2.The Agent shall set up and keep ledgers related to this Contract, and provide such ledgers to a Lender upon that Lender’s request.
3.The Agent shall disburse and pay the proceeds of Loans in accordance with Article 8.1 (Disbursement of proceeds of loans) and Article 8.2 (Payment of proceeds of loans), and administrate and control such proceeds.
4.Within [10] Business Days of its receipt of a notice of an Event of Default from either party to this Contract, the Agent shall notify the Syndicate Banks.

5.The Agent shall notify the Syndicate Banks within [10] Business Days after it becomes aware that either party to this Contract has not paid any amount due and payable to any other Syndicate Banks in accordance with this Contract. If the Agent locates the above situation, it shall make necessary investigation and transmit the information obtained from the investigation to the Lenders in a timely manner.
6.The Agent shall, acting on the instructions of the Majority Lenders, organize the Syndicate Banks to initiate and/or participate in any litigation, arbitration or legal dispute proceedings in connection with this Contract, provided that each Lender has, in accordance with this Contract, indemnified or pre-funded the Agent against any costs, fees, expenses (including but not limited to legal fees) and liabilities that has incurred or may incur in the Agent’s acting on such instructions.
7.The Agent shall not be liable to any other party for breach of this contract by each other party.
8.If any instructions of the Majority Lenders or any actions following such instructions may result in violation of laws and regulations, the Agent may not follow such instructions after notifying each Syndicate Bank in advance.
9.The Agent shall perform its duties under this Contract diligently and dutifully.
16.4    Agent’s power
1.Unless the Agent is aware of any facts to the contrary, the Agent may assume that:
(1) any representation made by any other party to this Contract hereunder or in connection with this Contract is true, complete and accurate;
(2) there is no Event of Default occurred or existing;
(3) no other party to this Contract has breached its obligations under this Contract; and/or
(4) no other party or Majority Lenders under this Contract have exercised any rights they have.
However, if the Agent is aware of any facts to the contrary or any other party to this Contract who is aware of any facts to the contrary notifies the Agent of such facts, the Agent has the right and the obligation to notify the Lenders of such facts to the contrary in accordance with the relevant provisions of this Contract.
2.The Agent may engage lawyers, accountants, appraisers, translators or other professionals as it deems necessary and pay such professionals for consultation or service and may rely on the advice of such professionals.
3.The Agent may rely on any communications or documents that it reasonably believes are true.

4.The Agent may disclose to any other party to this Contract any information it receives in accordance with this Contract and deems reasonable to disclose.
16.5    Independent credit assessment
Each Lender confirms that it has and will continue to independently investigate, review and evaluate the Borrower's financial status, creditworthiness, business status, legal status and other situations (including but not limited to the following), based on which, such Lender will independently make judgments and decisions and take risks accordingly:
1.The adequacy, accuracy or completeness of any information concerning any other party to this Contract or transactions hereunder, whether or not such information is provided to the Lender by the Agent or the Lead Arrangers;
2.The financial status, creditworthiness, business status, legal status or other situations of any other party to this Contract; and/or
3.The legality, validity, binding, adequacy or enforceability of this Contract or any relevant document or any action taken or to be taken by any other party to This contract.
Accordingly, the Agent shall not be responsible to any Lender for the above issues and potential risks.
16.6    Agent and Lead Arrangers as Lenders
If the Agent or any Lead Arranger is also a Lender, it shall enjoy the rights of and bear the obligations of the Lender in accordance with this Contract.
16.7    Meetings of syndicate
1.Lender decision-making mechanism
(1) If any matter that is expressly required under this Contract to be decided by the Majority Lenders or all Lenders occurs, any Lender, upon it becoming aware of such matter, shall notify the Agent immediately. The Agent shall, upon its receipt of such notice or upon it becoming aware of such matter, notify all Lenders for voting.
(2) Each Lender shall, upon its receipt of the above notice from the Agent, notify the Agent of its decision within the period required in the notice.
(3) Unless otherwise provided hereunder, the Agent shall act on decisions of the Majority Lenders or all Lenders made in accordance with this Article; the Agent shall not be responsible to any other party to this Contract for its acts or omission on the decision of the Majority Lenders or all Lenders.
(4) Decisions made by the Majority Lenders or all Lenders in accordance with this Contract are binding on all Lenders, and each Lender shall fully cooperate with the Agent to act on such decisions of the Majority Lenders or all Lenders.

(5) Where the Majority Lenders or all Lenders fail to make a decision in accordance with this clause, the Agent shall propose a preliminary solution to the matter and seek the opinions of all Lenders again in accordance with the above procedure. If any Lender fails to notify the Agent of its decision within the time limit stated in the Agent's notice, it is deemed to have agreed to the solution proposed by the Agent.
(6) The Agent may (but is not obliged to) act or omit if the Agent considers that such act or omission is in the best interest of the Lenders.
2.Matters requiring unanimous approval
Unless otherwise provided hereunder, any amendment to any terms of this Contract concerning any of the following matters shall be approved by all Syndicate Banks:
(1) changes in the currency of the Commitment, the Total Commitments or the Loans;
(2) changes in the Availability Period and Loan Term;
(3) changes in Interest Rate and Default Interest Rate;
(4) changes in the currency, amount and payment date of any payments made or payable to any Syndicate Bank;
(5) amendment to the definition of "Majority Lenders";
(6) amendments to Article 21 (Amendments and waivers); and/or
(7) changes in material matters such as the Security Providers, the type of security/guarantee, the secured/guaranteed amount and the period of security/guarantee.
3.Procedures and rules for syndicate meetings
(1) If there is any matter that requires the Agent to act on the decision of the Majority Lenders or (as the case may be) all Lenders, the Agent shall convene and preside over a syndicate meeting.
(2) In addition to the above item (1), the Agent shall convene a syndicate meeting in a timely manner in any of the following circumstances:
(a) The Lead Arrangers consider it necessary to convene a syndicate meeting; or
(b) Lenders with their participation in the Total Amount of [50%] or more request in writing.
(3) If a syndicate meeting is convened by the Agent, the Agent shall notify each Lender in writing at least [10] Business Days (or such shorter period of time determined by the Agent) prior to the meeting. The meeting notice shall include the time, place (if applicable), method and proposals of the syndicate meeting.
(4) The syndicate meeting may be held by way of on-site meeting or communication meeting or written consent. As far as possible, the Agent shall choose to hold meetings by written consent.

(5) Each Lender shall notify the Agent of whether it will attend to the syndicate meeting within [5] Business Days after receiving the meeting notice, and may submit an interim proposal [2] Business Days before the meeting.
(6) Each Lender may appoint one or two authorized representatives and several ordinary representatives to attend the syndicate meeting. All representatives may participate in discussions and express opinions, but only authorized representatives will vote on behalf of the Lender. The authorized representative of each Lender must hold a legal and valid power of attorney with a clear scope of authorization. The power of attorney issued by each Lender shall clearly state that the document signed by the authorized representative (without official seal) is legally binding on the Lender. The official seal of each Lender shall be filed with the Agent, and the authorized representative of each Lender shall present a power of attorney with official seal, so that the Agent can verify the validity of the power of attorney.
(7) The valid resolution made by the syndicate meeting shall be prepared in writing by the Agent and signed by the authorized representative of each Lender; the Lender who disagrees with the resolution shall also sign the resolution. Subject to the relevant provisions of this Contract, this resolution is binding on all Lenders. Each Lender receives a valid original copy of the syndicate meeting resolution. If the resolution is related to the Borrower's rights and obligations under the Finance Documents, a valid original of the syndicate meeting resolution shall be submitted to the Borrower.
4.The Lender may negotiate and sign an inter-creditor agreement for the syndicated loan.
16.8    Indemnity
1.Each Lender shall, in accordance with its Participation Proportion, within [10] Business Days upon the Agent’s request, indemnify the Agent all reasonable costs, fees, losses, expenses (including legal fees) and liabilities (other than the liabilities resulted from the Agent’s negligence or fault)incurred in respect of the Agent's performance of its function in accordance with the Finance Documents (unless the Agent has been indemnified by the Borrower as specified in the Finance Documents).
2.Any Lender that intends to indemnify the Agent in accordance with this clause shall have the right to request the Agent to provide a detailed basis for calculating the indemnity amount; the Agent shall provide the Lender with such calculation basis within [10] Business Days upon the Lender’s request.
16.9    Resignation of Agent
1.The Agent (“Resigning Agent”) may, at any time, notify the Lenders of its intention to resign.

2.The Majority Lenders shall appoint a qualified, reputable and experienced financial institution as the Agent's successor within [30] Business Days after receiving the Agent's notice of resignation in accordance with Clause 1 above. ("Successor Agent"). In the event that The Majority Lenders fail to appoint a Successor Agent within this period, the Resigning Agent may appoint a financial institution it deems qualified, reputable and experienced as the Successor Agent.
3.The resignation of the Resigning Agent and the appointment of the Successor Agent shall take effect from the date on which the Successor Agent notifies the other parties to this Contract of its formal succession.
4.From the date on which the resignation of the Resigning Agent and the appointment of the Successor Agent take effect, any further rights and obligations of the Resigning Agent as the agent of other Syndicate Banks under this Contract shall be immediately released and be enjoyed and borne by the Successor Agent.
5.The Resigning Agent shall provide the Successor Agent with the documents, records and necessary assistance reasonably required by it to exercise its rights and perform its obligations in accordance with this Contract within [30] Business Days after receiving the notice of succession from the Successor Agent.
6.The Majority Lenders may request the Agent to resign in accordance with Clause 1 above; the Agent shall resign in accordance with this clause upon its receipt of such notice. Otherwise, the Majority Lenders may decide to replace the Agent.
16.10    Deduction by Agent
If any Syndicate Bank owes any amount to the Agent under this contract, the Agent may, after notifying the Syndicate Bank, deduct any amount no more than the owed amount to settle such owed amount, from any payment that the Agent should make to the Syndicate Bank under this Contract. The deducted amount shall be deemed as being received by such Syndicate Bank.
16.11    Other business
Each Syndicate Bank (including its branches) may accept deposits from the Borrower, provide loans to the Borrower or carry out any other kind of banking business with the Borrower.
16.12    Dealings with Lenders
Unless notified by the relevant Lender in accordance with this Contract to the contrary, the Agent may deem that the Lender is entitled to receive payments in accordance with this Contract and is acting through its Handling Bank.
17.Fees and compensation
[If the parties have signed a fee letter with the relevant parties in respect of the transaction contemplated hereunder and any of the following provisions are inconsistent with the provisions of the fee letter, the provisions of the fee letter shall prevail.]
17.1    Syndicate fees
1.The fees in respect of the syndicated loan payable by the Borrower under this Contract are stated in the Fee Letter.
17.2    Syndicate costs
1.Unless otherwise provided by laws and regulations, the parties hereby agree that all reasonable fees and expenses incurred by the Syndicate Banks in relation to the negotiation of, preparation of, signing of, amendment to and waiver under the Finance Documents shall be borne by the Borrower, including but not limited to the fees of professional institutions such as lawyers and appraisers.
2.Unless otherwise provided by laws and regulations, the parties hereby agree that all costs and expenses incurred by any Syndicate Bank in enforcing or protecting its rights under the Finance Documents in any jurisdiction shall be borne by the Borrower, including but not limited to the fees of professional institutions such as lawyers and appraisers and the fees of litigation or arbitration.
17.3    Compensation for losses
The Borrower shall, within [10] Business Days after receiving any request from any Syndicate Bank, compensate the Syndicate Bank for losses suffered by it (except the Default Interests) caused by the Borrower's breach of its obligations under this Contract (including but not limited to any of the following circumstances):
1.the Borrower fails to pay off any amount due on the due date;
2.the Borrower repays any amount due on a date other than the due date;
3.occurrence of any Event of Default or Potential Event of Default;
4.any Loans are not disbursed in full on time due to the Borrower's reasons;
5.the Borrower cancels any Commitment of any Lender in breach of this Contract;
6.the information and materials provided by the Borrower are not true;
17.4    Currency compensation
Where any payment made by the Borrower under this Contract is not in the currency expressly agreed in this Contract (the "Contract Currency") and the payment is made in any currency other than the Contract Currency (the "Payment Currency"), if the amount actually received by a Syndicate Bank is less than that Syndicate Bank should have received after that Syndicate Bank converts the Payment Currency into the Contract Currency according to the market exchange rate, the Borrower shall compensate the Syndicate Bank the shortfall and the relevant expenses incurred by the Syndicate Bank in the conversion of currency.

17.5    Basis of calculation
Any Syndicate Bank that intends to raise a request in accordance with Article 17.2 (Syndicate Costs), Article 17.3 (Compensation for losses) and/or Article 17.4 (Currency compensation) of this Contract shall notify the Agent and provide a detailed calculation basis of such request. The Agent shall notify the Borrower in a timely manner after receiving such a request.
17.6    Exemption from compensation
The Borrower shall not be liable to any Syndicate Bank in accordance with Article 17.2 (Syndicate Costs), Article 17.3 (Compensation for losses) and/or Article 17.4 (Currency compensation) under the following circumstances:
1.Liabilities arise from the gross negligence, fault or willful misconduct of the Syndicate Bank; and/or
2.The Borrower has made compensation to the Syndicate Bank in accordance with other terms of this Contract.
18.Transfer
18.1    Transfer by Borrower
The Borrower shall not assign all or any of its rights or obligations under this Contract.
18.2    Transfer by Lender
1.If any Lender (“Transferor”) intends to transfer all or any of its rights and/or obligations under this Contract to one or more financial institutions (“Transferee”), the Transferor shall notify the Borrower and the Agent at least [15] Business Day prior to the transfer (“Transfer Notice”).
2.If any Lender transfers all or part of its Commitment, such Lender shall obtain the Borrower’s prior written consent; however, if the Borrower does not expressly notify the Lender of its dissent to such transfer within [30] Business Days after receiving the Transfer Notice, the Borrower will be deemed as consenting to such transfer.
3.Any Lender may transfer all its participation in the Outstanding Loans without obtaining consents from the Agent or any other party to this Contract.
4.Notwithstanding the above provisions, if the state laws and regulations or regulatory agencies provide other rules on syndicated loans, the Lender’s transfer shall follow such rules.
18.3    Effectiveness of transfer
The transfer by the Lender in accordance with Article 18.2 (Transfer by Lender) will become effective on the transfer date recorded on the Transfer Certificate, which is signed by the Transferor, the Transferee and the Agent and is in form and contents of Annex III (Form of Transfer Certificate). The Agent shall not refuse or delay its signing of the Transfer Certificate.

18.4    Binding
Any transfer carried out and completed pursuant to Article 18 (Transfer) shall be binding on all parties to this Contract.
18.5    Consequences of transfer
From the effective date of the transfer, the Transferee officially becomes a Lender, and within the scope of the transferred object listed in the Transfer Certificate:
1.The Transferor no longer enjoys any rights or undertakes any obligations in respect of the transferred object under this Contract; and
2.The Transferee will enjoy all rights and bear all obligations in respect of the transferred object under this Contract.
18.6    Transferor disclaimer
The Transferor is not responsible to the Transferee for any of the following matters:
1.due execution, authenticity, accuracy, completeness, legality, validity or enforceability of this Contract or any other document related to this Contract;
2.whether the payables under this Contract can be received; and
3.truthfulness, accuracy and completeness of representations made by any other party to this Contract in or about this Contract to any person.
18.7    Further disclaimers of the Transferor
The Transferor is not obligated to:
1.repurchase from any Transferee any rights and obligations that the Transferor has transferred to that Transferee in accordance with Article 18.2 (Transfer by Lender).
2.compensate any Transferee for any losses suffered by it and resulted from failure of the Borrower or any other Syndicate Banks to perform any of its obligations under this Contract.
18.8    Bookkeeping and record
The Agent shall keep a list of the parties to this Contract, be responsible for registration of transfer, record the historical transfer of syndicated loan, and promptly notify other parties to this Contract after the transfer.
18.9    Change of Handling Bank
Any Lender may change its Handling Bank by delivering a prior notice to the Borrower and the Agent at least [15] Business Days prior to the change.
19.Relationship among Syndicate Banks
19.1    Independent obligations
Obligations of each Syndicate Bank hereunder are separate and independent. Any Syndicate Bank’s failure to perform its obligations under this contract shall not affect or relieve any other Syndicate Banks from, their respective obligations hereunder. No Syndicate Bank shall be responsible for the obligations of any other Syndicate Banks under this Contract.
19.2    Independent rights
Rights of each Syndicate Bank hereunder are separate and independent. Any debt incurred by any party to this Contract to any of the Syndicate Banks from time to time under this contract is separate and independent. Unless otherwise provided hereunder, each Syndicate Bank may independently exercise its rights under this Contract. Any Syndicate Bank shall not refuse to perform any obligations under this Contract on the excuse of independence of rights.
20.Confidentiality
20.1    Scope of confidentiality
The parties to this Contract are obliged to keep confidential any information provided to them by other parties in accordance with this Contract that is marked as confidential. However, the party has the right to disclose such information if:
1.the information is available to the public (and such information is available to the public not due to such Syndicate Bank’s violation of this Article);
2.disclosure of such information is required in any litigation, arbitration or administrative proceeding, enforcement proceeding of or before a judicial or administrative authority or other similar proceedings;
3.disclosure of information in accordance with the requirements of any laws and regulations and to the extent required by such laws and regulations;
4.disclosure of information in accordance with the listing and trading rules of the stock exchange on which it is listed;
5.disclosure of information to any governmental, financial, tax or other administrative authority and to the extent required by such authority;
6.disclosure of information to its directors, officers, employees or professional advisers (including but not limited to lawyers, auditors, etc.), provided that the receiving party has committed to the Syndicate Bank to comply with the confidentiality obligations stipulated in this Article;
7.disclosure of information within the scope permitted under Article 20.2 (Other disclosure scope);
8.disclosure of information by each Syndicate Bank to the relevant rating agency in any loan securitization transaction; and/or
9.disclosure of information with the consent of the confidential information provider.
20.2    Other disclosure scope
Any Syndicate Bank may disclose to any person who may or has entered into any agreement for transfer under Article 18 (Transfer) or sub-participation with such Syndicate Bank:
1.a copy of this Contract; and/or

2.any information in relation to the Borrower, this Contract and the transactions contemplated hereunder that the Syndicate Bank has acquired.
provided that, before receiving any such information, the receiving party shall commit to the Syndicate Bank to comply with the confidentiality obligations stipulated in Article 20 (Confidentiality).
20.3    Replacement
Article 20.1 (Scope of confidentiality) and Article 20.2 (Other disclosure scope) supersede any confidentiality commitments made by any Syndicate Bank in relation to the Borrower, this Contract and the transactions contemplated hereunder before becoming a party to this Contract.
20.4    Information collection
The Borrower agrees and irrevocably authorizes, the Syndicate Banks may, in accordance with the collection requirements of the National Financial Credit Information Basic Database, provide the National Financial Credit Information Basic Database with (i) information in relation to all contract/agreement/commitment signed by the Borrower and the Syndicate Banks (including any information in relation to performance of such contract/agreement/commitment) and (ii) the enterprise basic information and other information provided by the Borrower, for search and use by the qualified entities; meanwhile, the Syndicate Banks may search and use the credit information of the Borrower which have already been uploaded to the National Financial Credit Information Basic Database. The above authorization covers all process necessary for the Syndicate Banks to administrate its business hereunder prior to or post signing of this Contract and the above authorization will expire upon termination of this Contract.
21.Amendment and Waiver
21.1    Application and consent
1.After the Borrower submits an application for amendment and waiver of terms of this Contract, the Agent shall review the written application submitted by the Borrower and check whether the Borrower has provided the information necessary for each Lender to make a decision (such as cash flow forecasts and financial statements, etc.). After the Agent receives the above-mentioned required documents, it shall promptly notify the Lenders to request a vote.
2.If any Lender proposes to amend the terms of this Contract, it shall first notify the Agent, and the Agent shall promptly notify other Lenders to request a vote after receiving the notice. If the voting matters proposed by the Lender relates to the Borrower and any Security Provider, the Agent shall also send a copy of the notice to the Borrower and such Security Provider, and negotiate with the Borrower on behalf of the syndicate to amend the contract terms in accordance with this Contract.

3.For amendments or waivers proposed by the Borrower or any Lender, the Agent shall determine, in accordance with relevant provisions of this Contract, whether such matter requires the consent of the Majority Lenders or the consent of all Lenders. If there is no express provision in this Contract, or there is a dispute between Lenders and the Borrower, the consent of all Lenders is required.
4.After receiving the amendment or waiver application from the Borrower or any Lender, the Agent shall complete the voting procedure in accordance with Article 16.7 (Syndicate meeting), and promptly notify each Lender, the Borrower and relevant Security Providers of the final valid voting result.
21.2    Written amendments
Any amendment to any terms of this Contract shall be made in writing and shall be effective upon signing of all parties to this Contract.
21.3    Consent of Agent
The Agent’s consent is required for any amendment to any term concerning any of the following matters:
1.Article 8 (Payment), Article 16 (Relationship among Syndicate Banks) or Article 21 (Amendment and Waiver);
2.amendment to or waiver of any rights of the Agent hereunder or imposing additional obligations on the Agent.
22.Notice
22.1    Via the Agent
All communications between the Borrower and any Syndicate Bank regarding this Contract shall be made through the Agent.
22.2    Notification method
Any notice, request or other document sent by either party to this Contract to any other party shall be made in writing and sent to the contact address or telex or fax number or e-mail specified in writing by the recipient at any time and indicating the contact person (if any). The initial contact address, telex number, fax number, e-mail and contact person (if any) designated by each party are listed on the signature page of this Contract.
Each party to this Contract confirms that the contact information originally designated by the parties on the signature page of this Contract or the contact information subsequently changed according to this Contract is the address for service of documents of litigation or arbitration in respect of the dispute under this Contract, and each party to this Contract shall bear the legal consequences arising therefrom.
22.3    Arrival
Any communication between the parties to this Contract is deemed to have been received by the recipient when the following conditions are met:

1.If delivered by hand, at the time of actual delivery;
2.If transmitted by telex or fax, when the transmission is completed and the correct reply number or fax report is received;
3.If sent by e-mail, at [24:00] (Beijing time) of the [3rd] Business Day after the e-mail is sent to the correct e-mail address; or
4.If sent by mail, at [11:00] (Beijing time) of the [7th] Business Day after the document is submitted for mail to the correct address.
Notwithstanding the foregoing in this section, any communication or document made or delivered in accordance with this Article shall be deemed to be effective on the next Business Day if received after [10 days] on the date of receipt at the place of receipt.
22.4    Change of address
When any party to this Contract changes its contact address, telex number, fax number, or e-mail, it shall notify the Agent of such changes as soon as possible. Upon receipt of such notice of change, the Agent shall immediately notify the other parties to this Contract.
22.5    Language of communication
Notices given under this Contract shall be in Chinese.
23.Certificate of Debt
Any Syndicate Bank shall record relevant accounting information and records related to this Contract on its accounting books in accordance with its ordinary business practice. In the absence of manifest error, the information recorded in the accounting documents of the Syndicate Banks prepared in accordance with its ordinary business practice constitutes a conclusive evidence of the debt owed by the Borrower to the Syndicate Banks under this Contract.
24.Cumulative Rights and Independent Provisions
24.1    Cumulative Rights
No failure to exercise, nor any delay in exercising, on the part of any Syndicate Bank, any of its rights under this Contract shall operate as a waiver of any such right. No single or partial exercise of any right shall prevent any Syndicate Bank’s any further or other exercise or the exercise of any other right. The rights or remedies provided under this Contract are cumulative and not exclusive of any rights or remedies provided by laws and regulations to the Syndicate Banks.
24.2    Independent Provisions
If, at any time, any provision of this Contract becomes illegal, invalid or unenforceable, the legality, validity or enforceability of the remaining provisions will not in any way be affected or impaired.
25.Text of the Contract
25.1    Language
This Contract is drafted and signed in Chinese.

25.2    Counterparts
This Contract shall be signed in [Six] copies and each copy has equal effect.
26.Governing Law and Jurisdiction
26.1    Governing Law
This Contract shall be governed by and construed in accordance with the laws of PRC.
26.2    Jurisdiction
If there is any disputes arising out of or in connection with this Contract, all relevant parties shall use their efforts to resolve such disputes through friendly negotiation within [30] days upon their receipt of a written notice of a relevant party. If any disputes fail to be resolved within the prescribed period, each relevant party may choose to submit the dispute for resolution as set out in paragraph [2] below:
1.submitting the dispute to the [/] Arbitration Commission for arbitration in [/] in accordance with its then effective arbitration rules. The arbitral award is final and binding on all parties; or
2.submitting the dispute to the competent People's Court [at the place where the lenders are located] for litigation.
26.3    Waiver of immunity
The Borrower hereby irrevocably waives, with respect to itself and its assets, any immunity from any suits or judicial proceedings in any jurisdiction.
27.Effectiveness
This Contract will become effective on the date on which the legal representative / responsible person or the authorized signatory of each party signs and affixes its official seal or the special seal for contract ("Effective Date").

Annex I    Lenders' Initial Commitment

Original Lender	Initial Commitment (RMB)
Bank of China, Huzhou Branch	250 million
China Construction Bank, Huzhou Branch	250 million
Bank of Huzhou, Co.	150 million
China Zheshang Bank, Huzhou Branch	150 million

Annex II     Form of Confirmation Letter

To:         [Bank of China, Huzhou Branch] as Agent

Date:        [•], 2022

Subject:     Loan Contract [# HUKAI 2022 Syndicated 001] Signed on [•], 2022
Our company refers to the Fixed Assets Syndicated Loan Contract for 4GWh Annual Production Li-ion Batteries and Systems Project with its contract number of [HUKAI 2022 Syndicated 001], signed on [•], [2022] (hereinafter referred to as the “Loan Contract”) among [Microvast Power Systems Co., Ltd.] as Borrower, with (1) [ Bank of China, Huzhou Branch] as Lead Arranger, China Construction Bank, Huzhou Branch as Co-lead Arranger (2) [Bank of China, Huzhou Branch], [China Construction Bank, Huzhou Branch] [Bank of Huzhou, Co.] and [China Zheshang Bank, Huzhou Branch] as Original Lenders, and (3) [Bank of China, Huzhou Branch] as Agent. Terms defined in the Loan Contract have the same meaning when used in this Confirmation Letter.
Our company hereby confirms:
1.Among the various documents listed in Clause 1 of Article 4.2 (Conditions of first disbursement) of the Loan Contract, the originals are true and complete, and the photocopies (including but not limited to the documents attached to this Confirmation Letter) are true, accurate and complete copies of their originals, and such documents are completely effective as of the date of this Confirmation Letter.
2.The resolutions passed at the meeting of our company's board of directors and stated in the meeting minutes are completely effective and have not been revoked, amended or replaced as of the date of this Confirmation Letter.
3.Our company is currently solvent.
4.Unless our company notifies you in writing to the contrary, your bank may assume that the contents contained in this Certificate remain true and accurate on and prior to the Disbursement Date.

_____________________	_____________________
Legal representative (or authorized signatory)
[•]	Official seal

Annex III     Form of Transfer Certificate

To:        [•]
Address:    [•]
Contact:     [•]

[•]
Address:    [•]
Contact:     [•]

From:         [Transferor] and [Transferee]

[•] Contract dated [•] (“Loan Contract”)

We refer to Article 18 (Transfer) of the Loan Contract. Terms defined in the Loan Contract have the same meaning when used in this certificate.
1.The Transferor and the Transferee hereby agree that the Transferor transfers the rights and obligations listed in the appendix to the Transferee in accordance with Article 18 (Transfer) of the Loan Contract, and the Transferee will assume the same responsibilities to other Syndicate Banks, which the Transferor undertakes before such transfer.

2.The date of transfer is [•].

3.The address of the Transferee's Handling Bank is listed in the appendix.

4.The provisions of Article 18.3 (Effectiveness of transfer) to Article 18.7 (Further disclaimers of the Transferor) of the Loan Contract constitute a part of this certificate and are binding on the Transferee.

5.This certificate is governed by the laws of PRC.

Appendix            Transferred Participation

Under the Total Commitment:
Commitments of the Transferor	Transferred Commitments
[/]	[/]
Transferor’s Participation in the Outstanding Loans	Transferred Part
[/]	[/]

Information of the Transferee:
Name of Transferee:
Handling Agency:
Address for delivery of notices:
Telephone:
Telex:
Fax:
Contact person:
E-mail:

[Transferor]	[Transferee]
Signed by:	Signed by:
______________(official seal)	________________(official seal)

[Agent]
Signed by:
______________(official seal)

Annex IV         Accounts of the Parties

Borrower
Loan Account
Account Name: Microvast Power Systems Co., Ltd.
Account Bank: Bank of China, Huzhou Development Zone Branch
account:    [***]
Remarks: Syndicated loan disbursement

Syndicate Bank
Agent Account
Account name: Microvast Power Systems Co., Ltd.
Account Bank: Bank of China, Huzhou Development Zone Branch
Bank account:    [***]
Bank number: [***]
Remark:    /

[Lead Arranger, Agent and Lender]: Bank of China, Huzhou Branch
Account name: Microvast Power Systems Co., Ltd.
Opening Bank: Bank of China, Huzhou Development Zone Branch
Bank Account: [***]
Bank number: [***]
Remark:    /

[Co-lead Arranger, Lender]: China Construction Bank, Huzhou Branch
Account name: Microvast Power Systems Co., Ltd.
Opening Bank: China Construction Bank, Huzhou Branch
Bank Account: [***]
Bank number: [***]
Remark:    /

[Lender]: Bank of Huzhou, Co.
Account name: Microvast Power Systems Co., Ltd.
Opening Bank: Bank of Huzhou, Co.
Bank Account: [***]
Bank number: [***]
Remark:    /

[Lender]: China Zheshang Bank, Huzhou Branch
Account name: Microvast Power Systems Co., Ltd.
Opening Bank: China Zheshang Bank, Huzhou Branch
Bank Account: [***]
Bank number: [***]
Remark:    /

Signature Page

Borrower

[Microvast Power Systems Co., Ltd.]
Address: [2198 HongFeng Road, South TaiHu New District, HuZhou, ZheJiang Province]
Zip Code: [313000]
Telephone: [0572-2756888]
Fax: [/]
Contact Person: [Hang, Tiegeng]
Email: [***]

Legal Representative (or Authorized Signatory):
/s/ Tiegeng Hang	________________
Name: Tiegeng Hang	Official Seal / Special Seal for Contract

Lead Arranger, Agent and Lender

[Bank of China, Huzhou Branch]
Address: [208 Renmin Road, HuZhou, ZheJiang Province]
Zip Code: [313000]
Telephone: [0572-2107651]
Fax: [/]
Contact Person: [***]
Email: [***]

Legal Representative (or Authorized Signatory):
________________	________________
Name:	Official Seal / Special Seal for Contract

Co-lead Arranger and Lender

[China Construction Bank, Huzhou Branch]
Address: [118 HongQi Road, HuZhou, ZheJiang Province]
Zip Code: [313000]
Telephone: [0572-2500201]
Fax: [/]
Contact Person: [***]
Email: [***]

Legal Representative (or Authorized Signatory):
________________	________________
Name:	Official Seal / Special Seal for Contract

Lender

[Bank of Huzhou, Co.]
Address: [268 HongQi Road, HuZhou, ZheJiang Province]
Zip Code: [313000]
Telephone: [0572-2210895]
Fax: [/]
Contact Person: [***]
Email: [***]

Legal Representative (or Authorized Signatory):
________________	________________
Name:	Official Seal / Special Seal for Contract

Lender

[China Zheshang Bank, Huzhou Branch]
Address: [28 Jin Se Shui An #1700 Er Huan Bei Lu, Huzhou, ZheJiang Province]
Zip Code: [313000]
Telephone: [0572-2777113]
Fax: [/]
Contact Person: [***]
Email: [***]

Legal Representative (or Authorized Signatory):
________________	________________
Name:	Official Seal / Special Seal for Contract